                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                             CALYPTE BIOMEDICAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14-a-6(i)(1)
     and 0-11.
     1)  Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     5)  Total fee paid:
         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
         -----------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     3)  Filing Party:
         -----------------------------------------------------------------------
     4)  Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                               1440 FOURTH STREET
                           BERKELEY, CALIFORNIA 94710

September 28, 1998

Dear Stockholder:

    You are cordially invited to attend Calypte Biomedical Corporation's Annual Meeting of Stockholders on Monday, October 26, 1998. The meeting will begin promptly at 9:00 a.m. local time, at the administrative offices of Calypte, located at 1265 Harbor Bay Parkway, Alameda, California.

    The official Notice of Annual Meeting of Stockholders, Proxy Statement, form of proxy and 1997 Annual Report to Stockholders are included with this letter. The matters listed in the Notice of Annual Meeting of Stockholders are described in detail in the Proxy Statement.

    Your vote is important. Whether or not you plan to attend the annual meeting, I urge you to complete, sign and date the enclosed proxy card and return it in the accompanying envelope as soon as possible so that your stock may be represented at the meeting.

                                          Sincerely,

                                                      [LOGO]

                                          William A. Boeger

                                          PRESIDENT & CHIEF EXECUTIVE OFFICER

                                     [LOGO]

                               1440 FOURTH STREET
                           BERKELEY, CALIFORNIA 94710

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON OCTOBER 26, 1998

                            ------------------------

September 28, 1998

    The 1998 Annual Meeting of Stockholders of Calypte Biomedical Corporation (the "Company") will be held at the administrative offices of the Company, 1265 Harbor Bay Parkway, Alameda, California 94502, on Monday, October 26, 1998, at 9:00 a.m. local time, for the following purposes:

    1. To elect seven directors of the Company to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

    2. To approve an amendment to the Company's Restated Certificate of Incorporation increasing the number of shares of the Company's Common Stock authorized for issuance from 20,000,000 to 30,000,000 shares;

    3. To vote on a proposed amendment to the 1991 Incentive Stock Plan to increase by 1,000,000 the number of shares of Common Stock reserved for issuance thereunder;

    4. To ratify the appointment by the Board of Directors of KPMG Peat Marwick LLP as independent auditors to audit the financial statements of the Company and its consolidated subsidiaries for the fiscal year ending December 31, 1998; and

    5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    Stockholders of record on August 31, 1998 will be eligible to vote at this meeting. Only stockholders of record at the close of business on such date will be entitled to notice of and to vote at the meeting. To ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the envelope enclosed for that purpose. If you attend the meeting, you may vote in person even if you return a proxy.

                                          By order of the Board of Directors,

                                                 [LOGO]

                                          John J. DiPietro

                                          SECRETARY

                             YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN THE PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                     [LOGO]

                               1440 FOURTH STREET
                           BERKELEY, CALIFORNIA 94710

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of Calypte Biomedical Corporation ("Calypte" or the "Company") for the Annual Meeting of Stockholders (the "Annual Meeting"), and any postponements or adjournments thereof, to be held at the administrative offices of Calypte, 1265 Harbor Bay Parkway, Alameda, California 94502, on Monday, October 26, 1998, at 9:00 a.m. local time. The Company's principal executive offices are located at 1440 Fourth Street, Berkeley, California 94710. The telephone number at that address is (510) 749-5100. Every stockholder shall have the right to vote whether in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the Company. The shares represented by the proxies received, properly dated and executed, and not revoked will be voted at the Annual Meeting. A proxy may be revoked at any time before it is exercised by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

    The close of business on August 31, 1998 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company, par value $.001 per share ("Common Stock") entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 13,424,073 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The holders of a majority of voting power of the Common Stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting except as otherwise provided by statute. Each holder of Common Stock on the Record Date is entitled to one vote for each share of Common Stock held by such stockholder, and stockholders shall not be entitled to cumulate their votes in the election of directors or with respect to any matter submitted to a vote of the stockholders.

    Shares represented by proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. All other proposals to come before the Annual Meeting require the approval of a majority of the shares of stock having voting power present. Abstentions as to a particular proposal will have the same effect as votes against such proposal. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of such proposal and will not be counted as votes for or against such proposal.

    This Proxy Statement and the accompanying form of proxy, which is being solicited by the Company, will be first sent or given to stockholders on or about September 28, 1998.

    The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted: (1) for the nominees for director named in the Proxy Statement (2) for the proposed amendment to the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance, (3) for the proposed amendment to the 1991 Incentive Stock Plan (the "Stock Plan") and (4) for ratification of the appointment of KPMG Peat Marwick LLP, as independent auditors.

    Should any matter not described above be acted upon at the meeting, the persons named in the proxy form will vote in accordance with their judgment.

    The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitations may be made by certain directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid for such solicitation. The Company will request brokers and nominees who hold stock in their names to furnish proxy material to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

    At the Annual Meeting, seven directors are to be elected to hold office until the 1999 Annual Meeting. Each director, including a director elected or appointed to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified. There are no family relationships among any of the directors or executive officers of the Company. The nominees listed below are all now Calypte directors. The Board knows of no reason why any nominee may be unable or unwilling to serve as a director. If any nominee is unable or unwilling to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may recommend. The nominees receiving the highest number of affirmative votes will be elected to the Board.

    Certain information relating to each director nominee is set forth below:

                                                                                                                 DIRECTOR
NAME                                      AGE                         PRINCIPAL OCCUPATION                         SINCE
------------------------------------      ---      -----------------------------------------------------------  -----------
William A. Boeger...................          48   President, Chief Executive Officer and Chairman Calypte            3/91
                                                     Biomedical Corporation
Howard B. Urnovitz, Ph.D............          44   Chief Science Officer                                             11/89
                                                     Calypte Biomedical Corporation
David Collins.......................          64   Consultant                                                        12/95
                                                     Health Care Industry
Paul Freiman........................          64   President and Chief Executive Officer                             12/97
                                                     Neurobiological Technologies, Inc.
Julius R. Krevans, M.D..............          74   Chancellor Emeritus                                                3/95
                                                     Director of International Medical Care
                                                     University of California, San Francisco
Mark Novitch, M.D...................          66   Adjunct Professor                                                  9/95
                                                     George Washington University Medical Center
Zafar Randawa, Ph.D.................          50   Director of the New Technology Evaluation Division Otsuka         12/96
                                                     America Pharmaceutical

    WILLIAM A. BOEGER has served as the Company's President, Chief Executive Officer and Chairman of the Board since December 1997. From September 1995 until December 1997, he served as the Company's Chairman of the Board. From January 1994 until September 1995, Mr. Boeger served as the Company's Chairman, President and Chief Executive Officer. Mr. Boeger has been a director of the Company since 1991. He is a founder and Managing General Partner of Quest Ventures, a venture capital partnership founded in August 1985. Prior to that he was a General Partner of Continental Capital Ventures, a venture capital partnership. Before entering the venture capital field, he worked at Harvard Medical School and Peter Bent Brigham Hospital and served on the faculty of the Amos Tuck Business School at Dartmouth College. Mr. Boeger also serves as President and board member of Pepgen Corporation ("Pepgen"), a company in which Calypte has a minority interest. He also serves on the Board of Directors of IRIDEX Corporation and several private life sciences companies and non-profit corporations. Mr. Boeger received his M.B.A. from Harvard Business School and his B.S. from Williams College.

    HOWARD B. URNOVITZ, PH.D. is the founder of the Company and serves as Chief Science Officer. Prior to founding the Company in 1988, Dr. Urnovitz was a Senior Scientist at the Institute of Cancer Research in San Francisco from 1985 to 1987. He was Director of Molecular and Cellular Engineering at Xoma Corporation, a biotechnology corporation, from 1983 to 1985. Prior to that, he was Director of the Hybridoma Laboratory at the University of Iowa. Dr. Urnovitz also serves as President and Chief Science Officer of Pepgen Corporation, a company in which Calypte has a minority interest. Dr. Urnovitz received a B.S. in Microbiology and a Ph.D. in Microbiology from the University of Michigan, and completed a post-doctoral study at Washington University.

    DAVID COLLINS has served as the Company's Vice Chairman of the Board of Directors and consultant since December 1997. He has been a member of the Board of Directors since December 1995. From October 1994 to the present, Mr. Collins has served as a consultant in the health care industry. From September 1989 until September 1994 he served as Executive Vice President with Schering-Plough Corporation, a medical products company, and President of the Health Care Products division, responsible for all OTC and consumer health care products. From February 1988 to August 1989, he was a founding partner of Galen Partners, a venture capital firm. From July 1962 to February 1988, he held several positions at Johnson & Johnson, including Vice Chairman of the Board of Directors for Public Affairs & Planning and Vice Chairman for the Executive Committee & Chairman of the Consumer Sector. He is Chairman of the Board of Directors of Penederm Incorporated. Mr. Collins is also a member of the Board of Directors of Lander, Inc., Advanced Corneal Systems, Inc. and Claneil Enterprises, Inc., all private companies. Mr. Collins received his L.L.B. at Harvard Law School and his B.A. at the University of Notre Dame.

    PAUL FREIMAN has served as a member of the Company's Board of Directors and consultant since December 1997. He has served as the President and Chief Executive Officer of Neurobiological Technologies, Inc since May 1997. In 1994, Mr. Freiman retired from his position as Chairman and Chief Executive Officer of Syntex Corporation, a pharmaceutical company. From 1962 until 1994, he held several other positions at Syntex Corporation, including President and Chief Operating Officer. Mr. Freiman is currently serving on the board of Digital Gene Technologies, Inc., a private genomics company, and serves on the boards of Penford Inc., Otsuka America Pharmaceuticals, Inc., Penwest Corp., and LifeScience Economics, Inc. He has been chairman of the Pharmaceutical Manufacturers Association of America (PhARMA) and has also chaired a number of key PhARMA committees. Mr. Freiman is also an advisor to Burrill & Co., a San Francisco merchant bank.

    JULIUS R. KREVANS, M.D. has served on the Company's Board of Directors since March 1995. Dr. Krevans has been Chancellor Emeritus and Director of International Medical Care at University of California at San Francisco since 1993. From 1982 until 1993, Dr. Krevans served as Chancellor at UCSF, and was Dean of the School of Medicine at UCSF from 1971 until 1982. Prior to that, Dr. Krevans served as Dean for Academic Affairs at John Hopkins University School of Medicine where he also served on the faculty for 18 years and was Professor of Medicine from 1968 until 1971. He is also a director of Neoprobe.

Dr. Krevans served as a director of Parnassus Pharmaceuticals Incorporated, which was liquidated under Chapter 7 of the Federal Bankruptcy Code in 1995. Dr. Krevans received his M.D. from New York University, College of Medicine and completed a residency in Medicine at John Hopkins University School of Medicine.

    MARK NOVITCH, M.D. has served on the Company's Board of Directors since September 1995. Dr. Novitch was a Professor of Health Care Sciences at George Washington University from October 1994 to June 1997. He is presently an Adjunct Professor at George Washington University Medical Center. Since 1993, Dr. Novitch has also been a private consultant in the pharmaceutical industry. From 1985 until 1993, he served in senior executive positions with the Upjohn Company, a medical products company, including Vice Chairman of the Board of Directors, Corporate Executive Vice President, Corporate Senior Vice President for Scientific Administration and Corporate Vice President. Prior to this, for 14 years, Dr. Novitch served with the FDA where from 1983 until 1984 he was Acting Commissioner. For seven years, Dr. Novitch was on the faculty at Harvard Medical School. He is also a member of the Board of Directors of Osiris Therapeutics, Inc., Neurogen Corporation, Guidant Corporation, Kos Pharmaceutical, and Alteon, Inc. Dr. Novitch received his A.B. from Yale University, and his M.D. from the New York Medical College.

    ZAFAR RANDAWA, PH.D. has served on the Company's Board of Directors since December 1996. Dr. Randawa is currently the Director of the New Technology Evaluation Division of Otsuka America Pharmaceutical, Inc. and has served in this capacity since September 1995. From 1989 until September 1995, Dr. Randawa served as a Chief Scientist at Otsuka America Pharmaceutical, Inc. Dr. Randawa received his Ph.D. in Biochemistry at Oregon Health Sciences University, his Master of Science degree in Biochemistry at Karachi University in Karachi, Pakistan, his B.S. in Biochemistry from Karachi University and his B.S. in Chemistry from Panjab University in Lahore, Pakistan.

APPROVAL REQUIRED

    Approval of Proposal 1 requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company represented and voting at the Annual Meeting.

    THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL NAMED NOMINEES. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE IN THEIR PROXIES.

                     THE BOARD OF DIRECTORS AND COMMITTEES

    The Board met seven times during 1997. The Board has standing Audit, Compensation and Nominating Committees. During 1997, all directors attended at least 75% of the aggregate number of meetings of the Board and the standing committees on which they served during the period in which they served as directors, except for Dr. Krevans, who attended five Board meetings.

AUDIT COMMITTEE

    The Audit Committee consists of Messrs. Novitch, Collins and Boeger (a non-voting member). The Audit Committee recommends the engagement of the Company's independent auditors, approves the services performed by such auditors, reviews and evaluates the Company's accounting principles and its system of accounting controls, and reviews with the auditors the Company's annual audited financial statements and the audit thereof. There was one audit committee meeting in 1997. The audit committee meeting to discuss the results of the audit of the financial statements of the Company for the year ended December 31, 1997 was held in 1998.

COMPENSATION COMMITTEE

    The Compensation Committee consists of Messrs. Krevans and Collins. The Compensation Committee reviews and approves the compensation of the Company's executive officers and administers the Company's stock plans. The Compensation Committee met one time in 1997.

NOMINATING COMMITTEE

    The Nominating Committee consists of Messrs. Krevans (Chairman), Collins and Novitch. The Nominating Committee recommends future additions, deletions and slates of board members to the full Board. The Nominating Committee held no meetings in 1997.

    The Nominating Committee will consider stockholder suggestions for nominees for director other than self-nominating suggestions. Suggestions may be submitted to the Secretary of the Company at the Company's administrative offices. Suggestions received by the Secretary's office prior to December 31 will be considered by the Committee at a meeting the following year, preceding the mailing of proxy material to stockholders.

DIRECTOR COMPENSATION

    The Company's directors are reimbursed for their out-of-pocket travel expenses associated with their attendance at Board meetings. Under the Company's 1995 Director Option Plan (the "Director Plan"), non-employee directors of the Company receive automatic grants of stock options to purchase shares of Common Stock. In addition, all outside directors receive $5,000 per year in consideration of their membership on the Board.

    In December 1997, the Company entered into a consulting agreement with David Collins, a Board member, effective from December 1997 to December 1998. Under the agreement, Mr. Collins receives compensation of $6,000 per month and was granted 50,000 stock options which vest ratably over the period of the agreement. In addition, he will be granted an additional 50,000 stock options if certain milestones are successfully achieved.

    In December 1997, the Company entered into a consulting agreement with Paul Freiman, a Board member, effective from January 1998 through December 1998. Under the agreement, Mr. Freiman receives compensation of $30,000 per year and was granted 50,000 stock options which vest over a 36-month period with the possibility of immediate vesting under certain conditions. The agreement is automatically renewable each year subject to three months' notice prior to the end of each calendar year.

DIRECTOR OPTION PLAN

    The Director Plan was adopted by the Board in December 1995 and stockholders in 1996. 200,000 shares of Common Stock are reserved for issuance under the Director Plan. Under the Director Plan, directors who are not also employees or consultants of the Company automatically receive an option to purchase 12,000 shares of Common Stock (the "First Option") on the date on which each such person first becomes a director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy. Thereafter, each such director receives an option to acquire 3,000 shares of Common Stock (the "Subsequent Option") on each date of the Company's Annual Meeting of Stockholders at which such outside director is elected. Each option granted under the Director Plan is exercisable at 100% of the fair market value of the Common Stock on the date such option is granted. Twenty-five percent of the First Option vests on each of the first four anniversaries of the date of grant of the First Option. Twelve and one-half percent of the shares subject to the Subsequent Option shall be exercisable on the first day of each month following the date of grant. The term of the Director Plan is ten years unless sooner terminated.

    There were 21,000 options granted in 1997 under the Director Plan.

                     INFORMATION ON EXECUTIVE COMPENSATION

    The following table sets forth certain compensation awarded or paid by the Company during the years ended December 31, 1997, 1996 and 1995 to its Chief Executive Officer and each of the other executive officers of the Company who earned at least $100,000 in salary and bonus from their employment with the Company during fiscal 1997 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                                                                COMPENSATION
                                                                                                 SECURITIES
                                                                                                 UNDERLYING
                                                                                                  OPTIONS           ALL OTHER
NAME AND PRINCIPAL POSITION                                YEAR    SALARY($)      BONUS($)       GRANTED(#)      COMPENSATION($)
-------------------------------------------------------    ----    ----------     ---------     ------------     ----------------
John P. Davis(1) ......................................    1997       195,000           0               0              5,600(2)
  President and Chief Executive Officer                    1996       195,000           0               0            322,810(3)
                                                           1995       126,602           0         320,000             15,819(4)

William A. Boeger(5) ..................................    1997        50,000(6)    5,385(7)      195,000             15,470(8)
  President, Chief Executive Officer and Chairman of       1996        83,334(9)        0               0             11,560(4)
  the Board of Directors                                   1995       272,500(10)       0         220,000              7,210(4)

Howard B. Urnovitz ....................................    1997        87,692           0         150,000              4,200(2)
  Chief Science Officer                                    1996       132,231      61,552(11)           0             85,000(12)
                                                           1995       139,961      16,816         180,000                  0

John J. DiPietro(13) ..................................    1997       131,250           0          80,000             36,073(4)
  Chief Operating Officer, Chief Financial Officer,        1996       126,346           0          10,000             32,201(4)
  Vice President of Finance and Secretary                  1995        27,885           0          35,000              5,541(4)

------------------------

 (1) Mr. Davis joined the Company in May 1995 as its President and Chief Operating Officer. In September 1995, Mr. Davis was named President and Chief Executive Officer. In December 1997, Mr. Davis resigned from his position as President and Chief Executive Officer.

 (2) Represents car allowance.

 (3) Represents $5,469 for living expenses and $317,341 for reimbursement of relocation expenses (which includes the reimbursement for taxes owed on such expenses).

 (4) Represents living expenses.

 (5) Mr. Boeger served as the Company's Chairman of the Board of Directors, Chief Executive Officer, and President from January 1994 until May 1995. From May 1995 to September 1995, he served as Chairman of the Board of Directors and Chief Executive Officer. From September 1995 to December 1997, he served as Chairman of the Board of Directors. Since December 1997, Mr Boeger has served as Chairman of the Board of Directors, Chief Executive Officer and President.

 (6) Represents amounts paid to an affiliate of Quest Ventures, a venture capital partnership of which Mr. Boeger is Managing General Partner.

 (7) Represents non-cash bonus related to forgiveness of a portion of a $70,000 note receivable including interest from Mr. Boeger.

 (8) Represents $10,595 for living expenses and $4,875 for car allowance.

 (9) $12,500 was paid in 1996 to an affiliate of Quest Ventures, a venture capital partnership of which Mr. Boeger is Managing General Partner, for services rendered by Mr. Boeger in 1995. $70,834 was paid to an affiliate of Quest Ventures in 1996 for services rendered by Mr. Boeger in 1996.

(10) $135,000 was paid to an affiliate of Quest Ventures, a venture capital partnership of which Mr. Boeger is Managing General Partner, in 1995 for services rendered by Mr. Boeger in 1994. $118,750 was paid to an affiliate of Quest Ventures in 1995 for services rendered by Mr. Boeger in 1995. $18,750 was paid to Pepgen Corporation, a subsidiary of the Company of which Mr. Boeger is President and Chief Financial Officer, in 1995 for services rendered by Mr. Boeger in 1995.

(11) Represents a one-time bonus to defray the tax liability on the deemed income from the forgiveness of the note receivable from Dr. Urnovitz.

(12) Represents forgiveness of an $85,000 note receivable from Dr. Urnovitz.

(13) Mr. DiPietro joined the Company in October 1995 as Chief Financial Officer and Vice President of Finance. In December 1997, Mr. DiPietro was named Chief Operating Officer, Chief Financial Officer and Vice President of Finance.

    The following table sets forth information concerning stock options granted to the Named Executive Officers during the fiscal year ended December 31, 1997:

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS

                                                                                                 POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSUMED
                                                                                                 ANNUAL RATES OF STOCK
                                                        PERCENT OF                                PRICE APPRECIATION
                                                       TOTAL OPTIONS                              FOR 10-YEAR OPTION
                                                        GRANTED TO      EXERCISE                        TERM(3)
                                           OPTIONS     EMPLOYEES IN       PRICE     EXPIRATION   ---------------------
NAME                                     GRANTED(#)   FISCAL YEAR(1)    ($/SH)(2)      DATE        5%($)      10%($)
---------------------------------------  -----------  ---------------  -----------  -----------  ---------  ----------
John P. Davis..........................      --             --             --           --          --          --
William A. Boeger......................     195,000(4)        27.87%         3.75     12/18/07     420,175   1,102,202
Howard B. Urnovitz.....................     150,000(5)        21.44%         4.50      6/30/07     424,504   1,075,776
John J. DiPietro.......................      80,000(6)        11.44%         3.63     12/18/07     182,379     462,185

------------------------

(1) Based on aggregate of 699,599 options granted under the Company's Incentive Stock Plan to employees and directors of, and consultants to, the Company during the year ended December 31, 1997, including the Named Executive Officers.

(2) The exercise price was based on the closing price of the stock on the date of grant on the NASDAQ Smallcap Market.

(3) The assumed 5% and 10% compound rates of annual stock appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future common stock prices. Assuming a ten-year option term, annual compounding results in total appreciation of 62.9% (at 5% per year) and 159.4% (at 10% per year).

(4) Options granted to Mr. Boeger become exercisable at the rate of 7.69% of the shares subject to the option at January 18, 1998 and at the rate of 7.69% per month thereafter. The options expire ten years from the date of grant, or earlier upon termination of employment.

(5) Options granted to Dr. Urnovitz were fully exercisable on the date of grant. The options expire ten years from the date of grant or earlier upon termination of employment.

(6) Options granted to Mr. DiPietro become exercisable at the rate of 2.08% of the shares subject to the option at January 18, 1998 and at the rate of 2.08% each month thereafter. The options expire ten years from the date of grant or earlier upon termination of employment.

    The following table sets forth information concerning option exercises for the year ended December 31, 1997, with respect to each of the Named Executive Officers.

                      AGGREGATED OPTION EXERCISES IN 1997
                      AND DECEMBER 31, 1997 OPTION VALUES

                                                             NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISABLE      VALUE OF UNEXERCISED
                                   SHARES                   OPTIONS AT FISCAL YEAR       IN-THE-MONEY OPTIONS
                                 ACQUIRED ON     VALUE              END(#)               AT FISCAL YEAR END($)
NAME                             EXERCISE(#)  REALIZED($)  (EXERCISABLE/UNEXERCISABLE) (EXERCISABLE/UNEXERCISABLE)(1)
-------------------------------  -----------  -----------  -------------------------  ---------------------------
John P. Davis..................      --           --            165,329/154,671             712,981/667,019
William A. Boeger..............      30,000      121,875        190,000/195,000             819,375/207,188
Howard B. Urnovitz.............      34,000      195,500          296,000/--                  676,500/--
John J. DiPietro...............      --           --            45,000/ 80,000              133,438/ 95,000

------------------------

(1) Value realized and value of unexercised in-the-money options is based on a value of $4.8125 per share of the Common Stock, the closing price on December 31, 1997 as quoted on the NASDAQ Smallcap Market. Amounts reflect such fair market value minus the exercise price multiplied by the number of shares to be acquired on exercise and do not indicate that the optionee actually sold such stock.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Pursuant to rules adopted by the Securities and Exchange Commission, the Compensation Committee of the Board has furnished the following report on executive compensation.

    ROLE OF COMPENSATION COMMITTEE

    The Compensation Committee is responsible for determining the most effective total executive compensation strategy, based upon the business needs of the Company and consistent with stockholders' interest. The Committee's role is to review and approve the compensation of the Company's executive officers and to administer the Company's stock plans. The Compensation Committee consists of Messrs. Krevans and Collins.

    COMPENSATION PHILOSOPHY

    The major goals of the compensation program are to align compensation with the attainment of key business objectives and to enable the Company to attract, retain and reward capable executives and senior management who can contribute to the continued success of the Company.

    BASE SALARY

    Base salary represents the fixed component of the executive compensation program. Base salaries of the chief executive officer and senior management are determined by reviewing comparable market base salary compensation, individual performance, relevant experience and demonstrated capabilities in meeting the requirements of the position. The Chief Executive Officer's base salary is determined by the Committee's evaluation of his attainment of stated overall goals and targets for the Company and his individual contribution and performance.

    LONG-TERM INCENTIVE AWARDS

    Stock options serve to align the Company's stockholders' and employees' goals. The objectives of the stock option and purchase plans of the Company are to: (1) provide a long-term incentive to help reduce employee turnover, (2) provide a competitive package for recruiting new employees, (3) provide a long-term reward for loyalty, dedication and service, and (4) allow all employees to share in the rewards of "building stockholder value."

    BONUS

    Employees are eligible to earn annual cash bonuses for achievement of both Company-wide and individual or departmental goals which are established at the beginning of each year. This program is designed to: (1) enhance the ability of the Company to attract and retain outstanding employees at all levels of the Company, (2) create a link between compensation and performance, (3) strengthen team building in order to foster a culture of fairness and equity, (4) motivate employees, and (5) create commonality by aligning the interests of the stockholders with those of the employees.

    CHIEF EXECUTIVE OFFICER COMPENSATION

    In 1997, Mr. Davis received cash payments for salary of $195,000. The Committee continued to consider this level of payment appropriate in view of Mr. Davis' leadership and accomplishments. Mr. Davis also received other compensation of $5,600 representing a car allowance. Mr. Davis was eligible to receive a maximum bonus of $35,000 in 1997, but none was awarded. Mr. Boeger did not receive any compensation in 1997 for his role as President and Chief Executive Officer. Mr. Boeger's employment arrangement is described under "Certain Relationships and Related Transactions".

COMPENSATION COMMITTEE
JULIUS KREVANS, M.D.
DAVID COLLINS

July 31, 1998

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees of the Company and administers various incentive compensation and benefit plans. The Compensation Committee consists of Dr. Krevans and Mr. Collins.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In January 1995, the Company entered into an employment agreement with Dr. Howard B. Urnovitz, as the Founder, Director and Chief Science Officer of the Company for the year ended December 31, 1995, which provided for an annual salary of $140,000 plus an annual bonus not to exceed $35,000 per year. The agreement is automatically renewable each year subject to three months' notice prior to the end of the calendar year and has been renewed for the 1998 calendar year. In the event Dr. Urnovitz's employment is terminated by the Company other than for cause, he is entitled to receive his base salary for six months.

    In December 1997, the Company entered into an employment agreement with William A. Boeger as President and Chief Executive Officer of the Company effective from December 1997 through December 1998. Under the terms of the agreement, Mr. Boeger receives a salary of $195,000 per year. In addition, he was granted 195,000 stock options which vest over the period of the agreement. Mr. Boeger is not entitled to a cash bonus during the initial term of the agreement; in lieu of a cash bonus, the Company will forgive his indebtedness to the Company in the amount of $70,000 plus accrued interest ratably over the term of the agreement. The loan was originally made to Mr. Boeger in May 1997. The agreement is automatically renewable each year subject to three months' notice prior to the end of each calendar year. Mr. Boeger is also entitled to reimbursement for temporary housing and travel between his home and the Company.

    In December 1997, the Company entered into an employment agreement with John DiPietro as Chief Operating Officer, Chief Financial Officer and Vice President of Finance of the Company for a term of three years, which provided for an annual salary of $150,000. In addition, he was granted 80,000 stock options which vest over 48 months. Mr. DiPietro is also entitled to a bonus under the Company's bonus plan, reimbursement for the cost of a corporate apartment, which expenses shall be increased sufficiently to reimburse for taxes owed on such expenses, and certain change-in-control provisions. In the event his employment is terminated by the Company other than for cause, Mr. DiPietro will receive his base salary for six months and all stock options that would have vested during the term of his employment agreement will become fully vested.

    In 1997, in recognition of a Technology Rights Agreement entered into between the Company and Dr. Urnovitz, the Company funded the expenses of a research foundation started by Dr. Urnovitz. The Company has entered into a loan agreement with Dr. Urnovitz to repay such funding to the Company. The loan is evidenced by a promissory note and is secured by Dr. Urnovitz's stock options to purchase Common Stock and stock owned with a market value of 200% of the outstanding loan balance. The interest on the outstanding principal balance of the loan is a variable rate of the prime rate plus 1%. The principal amount and all accrued interest was originally due on December 1, 1997. On October 13, 1997, the due date was extended to March 1, 1998 and on December 18, 1997, the due date was further extended to December 1, 1998. During 1998, the loan was increased from $90,000 to $440,000 subject to the same terms of the initial loan agreement. The Technology Rights Agreement gives the Company a first right of refusal of an exclusive, worldwide license to practice, make or have made, use, sell, distribute and license to other any invention or discovery made by Dr. Urnovitz in exchange for a one-time cash payment and the payment of royalties.

    In January 1998, the Company entered into an agreement with Quest Management Company ("Quest Management") for the management services of William Boeger as the Company's Chairman of the Board. Under the terms of the agreement, the Company will pay Quest Management $50,000 per year payable in monthly installments. The agreement is automatically renewable each year subject to three months' notice prior to the end of the calendar year. Quest Management is an affiliate of Quest Ventures, a venture capital partnership of which Mr. Boeger is Managing General Partner.

    In 1997, the Company paid Pepgen $72,000 for an exclusive license to all technology that relates to urine-based diagnostics developed by Pepgen.

    In January 1998, the Company loaned Pepgen $250,000 at an interest rate of 10%. The loan is secured by all intellectual property of Pepgen and was due on March 31, 1998. The due date was extended to May 15, 1998.

    During June 1998, the loan was increased to $300,000 under the same terms of the initial loan agreement and subsequent to June 1998, the due date was extended to December 31, 1998. In August 1998, the loan was increased to $383,000 under the same terms of the initial loan agreement and is due on December 31, 1998.

                            STOCK PERFORMANCE CHART

    The graph below compares the cumulative total stockholder return on the Common Stock since the Company's initial public offering in 1996. The Corporation's return is shown with the cumulative total return of the NASDAQ Stock Market--U.S. Index and the Hambrecht & Quist Biotechnology Index. The graph assumes a $100 investment made at the beginning of the respective period and reinvestment of all dividends.

                COMPARISON OF 17 MONTH CUMULATIVE TOTAL RETURN*
 AMONG CALYPTE BIOMEDICAL CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX AND
                   THE HAMBRECHT & QUIST BIOTECHNOLOGY INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               CALYPTE            NASDAQ           HAMBRECHT &

                 BIOMEDICAL             STOCK                QUIST
                CORPORATION     MARKET (U.S.)        BIOTECHNOLOGY
7/26/96                $100              $100                 $100
12/96                  $138              $119                 $109
12/97                   $65              $146                 $111

        * $100 INVESTED ON 7/26/96 IN STOCK OR INDEX -
          INCLUDING REINVESTMENT OF DIVIDENDS.
          FISCAL YEAR ENDING DECEMBER 31.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information known to the Company with respect to the beneficial ownership of its Common Stock as of July 31, 1998 for (i) all persons known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each of the Company's directors, (iii) each Named Executive Officer and (iv) all directors and executive officers of the Company as a group.

                                                                                     SHARES
                                                                                  BENEFICIALLY   % OF
5% STOCKHOLDERS, DIRECTORS AND OFFICERS(1)                                           OWNED       TOTAL
--------------------------------------------------------------------------------  ------------   -----
Otsuka Pharmaceutical Co., Ltd.(2)
  463-10 Kagsuno
  Kawauchi-cho
  Tokoshima Japan...............................................................   1,293,147      9.63%
Zafar Randawa, Ph.D.(2).........................................................   1,293,147      9.63
H&Q Healthcare Investors
  50 Rowes Wharf--4th Floor
  Boston, MA 02110..............................................................     833,993      6.21
William A. Boeger(3)............................................................     858,682      6.18
Howard B. Urnovitz, Ph.D.(4)....................................................     436,200      3.19
John DiPietro(5)................................................................      67,347       *
David Collins(6)................................................................      62,249       *
Mark Novitch, M.D.(7)...........................................................      30,000       *
Julius Krevans, M.D.(8).........................................................      15,000       *
Paul Freiman(9).................................................................      12,500       *
John P. Davis...................................................................      --           *
All directors and executive officers as a group (9 persons).....................   2,775,125     19.38%

------------------------

 *  Represents beneficial ownership of less than 1%.

(1) To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in this table has sole voting and investment power with respect to the shares set forth opposite such person's name. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o Calypte Biomedical Corporation, 1440 Fourth Street, Berkeley, California 94710.

(2) Dr. Randawa is a director of the Company and an affiliate of Otsuka Pharmaceutical Co., Ltd.

(3) Includes 154,276 shares subject to options exercisable within 60 days owned by entities affiliated with Quest Ventures of which Mr. Boeger is a partner. Also includes 325,000 shares subject to options exercisable within 60 days owned by Mr. Boeger.

(4) Includes 266,000 shares subject to options exercisable within 60 days.

(5) Includes 59,999 shares subject to options exercisable within 60 days.

(6) Includes 47,249 shares subject to options exercisable within 60 days.

(7) Includes 26,000 shares subject to options exercisable within 60 days.

(8) Includes 6,000 shares subject to options exercisable within 60 days.

(9) Includes 12,500 shares subject to options exercisable within 60 days.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), requires the Company's executive officers, directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission and the National Association of Securities Dealers. Such officers, directors and ten percent stockholders are also required by the Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) forms that they file.

    Based solely on its review of such reports received or written representations from reporting persons, the Company believes that during fiscal year 1997 there was no failure by any of its officers, directors or ten percent stockholders to file on a timely basis any reports required by Section 16(a).

                  PROPOSED AMENDMENT TO THE COMPANY'S RESTATED
                          CERTIFICATE OF INCORPORATION
                                  (PROPOSAL 2)

    The Board unanimously adopted, subject to stockholder approval, an amendment to the Company's Restated Certificate of Incorporation (the "Amendment") increasing the number of authorized shares of Common Stock from 20,000,000 to 30,000,000. The Board is requesting stockholder approval of the Amendment.

DESCRIPTION OF THE PROPOSAL

    The Company's Restated Certificate of Incorporation currently authorizes the issuance of 25,000,000 shares, of which 20,000,000 are authorized for issuance as Common Stock and 5,000,000 are authorized for issuance as Preferred Stock. As of the Record Date, the Company had 13,424,073 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. In addition, as of that date, the Company had approximately (i) 2,746,550 shares of Common Stock reserved for issuance under the its stock option and purchase plans and (ii) 510,155 shares of Common Stock issuable upon exercise of outstanding warrants. If this Amendment is approved, the Board intends to cause a certificate of amendment to the Restated Certificate of Incorporation to be filed as soon as practicable after the date of the Annual Meeting. Upon effectiveness of this Amendment and the amendment to the 1991 Incentive Stock Plan (see Proposal 3), the Company will have approximately 12,319,222 shares of Common Stock authorized but unreserved.

    The Company anticipates that it may seek to acquire assets or businesses which the Company believes will complement its existing business. The Company also expects to sell additional shares, as necessary, to finance operations and growth of the Company. The Board considers it advisable to have additional authorized but unissued shares of Common Stock available to allow the Company to act promptly with respect to possible future acquisitions or financings, issuances under the Company's employee benefit plans and for other corporate purposes approved by the Board. Having additional authorized shares of Common Stock available for issuance would give the Company greater flexibility and allow shares of Common Stock to be issued without the expense or delay of a stockholders' meeting, except as may be required by applicable laws or regulations. The Company has no specific plans for issuance of additional shares of Common Stock, other than shares currently reserved under option and purchase plans and for exercise of outstanding warrants.

    The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. The Board will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or exchange regulations. The increase in the authorized number of shares is not proposed for the purpose of any anti-takeover effect and the Company has no present intention of issuing additional shares of Common Stock for that purpose, the issuance of such shares may have an anti-takeover effect, depending upon the identity of the purchasers, the number of shares issued and the then current ownership of outstanding shares of the

Company. To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending upon the price at which they are issued as compared to the price paid by existing stockholders for their shares, could be dilutive to the existing stockholders. No stockholders of the Company have rights to participate in offerings of additional shares by the Company.

APPROVAL REQUIRED

    Approval of Proposal 2 requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company.

    THE BOARD RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE IN THEIR PROXIES.

              PROPOSED AMENDMENT OF THE 1991 INCENTIVE STOCK PLAN
                                  (PROPOSAL 3)

    Subject to the approval of the stockholders, the Board, on the recommendation of its Compensation Committee, has amended the 1991 Incentive Stock Plan (the "Stock Plan"). The proposed amendment increases by 1,000,000 the number of shares of Common Stock reserved for issuance under the Stock Plan.

    In 1991, the Board approved the adoption of the Stock Plan which reserved for issuance 290,992 shares of the Common Stock. In 1992 and 1994, 200,000 and 1,000,000 additional shares, respectively, of Common Stock were further reserved by the Board for issuance upon exercise of options granted under the Stock Plan. In 1995, 1,250,000 additional shares of Common Stock were reserved for issuance upon exercise of options granted under the Stock Plan by the Board. Under the Stock Plan, employees or consultants may be granted options that allow for the purchase of shares of Common Stock.

    Under the terms of the Stock Plan, nonqualified stock options may be granted to employees and consultants. Incentive stock options may be granted only to employees, including directors who are employees.

    Nonqualified stock options may be granted under the Stock Plan at a price not less than 85% of the fair market value of the common stock on the date the option is granted. Incentive stock options may be granted under the Stock Plan at a price not less than 100% of the fair market value of the Common Stock on the date the option is granted. Options granted under the Stock Plan generally vest monthly over four to five years. The term of the nonqualified and incentive stock options granted is 10 years or less from the date of grant, as provided in the option agreements.

    Incentive and nonqualified stock options granted to employees and consultants who, on the date of grant, own stock representing more than 10% of the voting power of all classes of stock of the Company are granted at an exercise price not less than 110% of the fair market value of the Common Stock. Any options granted are exercisable at the time and under conditions as determined by the Board. The Board may amend or modify the Stock Plan at any time, subject to certain limitations. The Stock Plan will terminate in 2001, unless sooner terminated by the Board.

    The Board is of the opinion that the Stock Plan has helped the Company compete for, motivate and retain high quality executives and other key employees, and to align their interests with the interests of stockholders, and that it is in the best interests of the Company to amend the Stock Plan as proposed. Consistent with the Company's compensation objectives, rewards under the Stock Plan are dependent on those factors which directly benefit the Company's stockholders and appreciation in the market value of the Common Stock.

    The amendment will permit the continuation of option grants, thereby providing long-term incentives to the executive officers and other key salaried employees of the Company who have the potential to direct and manage the business of the Company successfully in the future.

    As of July 31, 1998, 741,053 options remained available for grant under the Stock Plan. The number of newly authorized shares on which options could be granted under the Stock Plan will represent approximately 7.4% of the currently outstanding shares of Common Stock.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    THE FOLLOWING SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES IS BASED UPON EXISTING STATUTES, REGULATIONS AND INTERPRETATIONS THEREOF. THE APPLICABLE RULES ARE COMPLEX, AND INCOME TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PLAN PARTICIPANT. THIS PROXY STATEMENT DESCRIBES FEDERAL INCOME TAX CONSEQUENCES OF GENERAL APPLICABILITY, BUT DOES NOT PURPORT TO DESCRIBE EITHER PARTICULAR CONSEQUENCES TO EACH INDIVIDUAL PLAN PARTICIPANT OR FOREIGN, STATE OR LOCAL INCOME TAX CONSEQUENCES, WHICH MAY DIFFER FROM THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

INCENTIVE STOCK OPTIONS

    AWARD; EXERCISE. ISOs are intended to constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"). ISOs may be granted only to employees of the Company (including directors who are also employees). An optionee does not recognize taxable income upon either the grant or exercise of an ISO. However, the excess of the fair market value of the shares purchased upon exercise over the option exercise price (the "option spread") is includible in the optionee's "alternative minimum taxable income" ("AMTI") for purposes of the alternative minimum tax ("AMT"). The option spread is generally measured on the date of exercise and is includible in AMTI in the year of exercise. Special rules regarding the time of AMTI inclusion may apply for shares subject to a repurchase right or other "substantial risk of forfeiture" (including, in the case of each person subject to the reporting requirements of Section 16 of the Exchange Act, any limitations on resale of shares imposed under Section 16(b) of the Exchange Act).

    SALE OF OPTION SHARES. If an optionee holds the shares purchased under an ISO for at least two years from the date the ISO was granted and for at least one year from the date the ISO was exercised, any gain from a sale of the shares other than to the Company is taxable as long term capital gain. Under these circumstances, the Company would not be entitled to a tax deduction at the time the ISO was exercised or at the time the stock was sold. If an optionee were to dispose of stock acquired pursuant to an ISO before the end of the required holding periods (a "Disqualifying Disposition"), the amount by which the market value of the stock at the time the ISO was exercised exceeded the exercise price (or, if less, the amount of gain realized on the sale) would be taxable as ordinary income, and the Company would be entitled to a corresponding tax deduction. Such income is subject to information reporting requirements. Gain from a Disqualifying Disposition in excess of the amount required to be recognized as ordinary income is capital gain, and is "long term" gain if the shares have been held more than one year as of the date of sale. Optionees are required to notify the Company immediately prior to making a Disqualifying Disposition. If stock is sold to the Company rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not necessarily equivalent to a dividend" within the meaning of the Code.

    EXERCISE WITH STOCK. If an optionee pays for ISO shares with shares of the Company acquired under an ISO or a qualified employee stock purchase plan ("statutory option stock"), the tender of shares is a Disqualifying Disposition of the statutory option stock if the above described (or other applicable) holding periods respecting those shares have not been satisfied. If the holding periods with respect to the statutory option stock are satisfied, or the shares were not acquired under a statutory stock option of the Company, then any appreciation in value of the surrendered shares is not taxable upon surrender. Special basis and holding period rules apply where previously-owned stock is used to exercise an ISO.

    The present position of the Internal Revenue Service ("IRS") appears to be that income and employment withholding taxes are not imposed upon the exercise of an ISO or the sale of ISO shares. The IRS is studying this position and may change it at any time, possibly with retroactive effect.

NONQUALIFIED STOCK OPTIONS

    AWARD; EXERCISE. An optionee is not taxable upon the award of an NSO. Federal income tax consequences upon exercise of an NSO will depend upon whether the shares thereby acquired are subject to a "substantial risk of forfeiture." If the shares are not subject to a substantial risk of forfeiture, or if they are so restricted and the optionee files an election under Section 83(b) of the Code (a "Section 83(b) Election") with respect to the shares, the optionee will have ordinary income at the time of exercise measured by the option spread on the exercise date. The optionee's tax basis in the shares will be their fair market value on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long- or short-term also will begin on that date. If the shares are subject to a substantial risk of forfeiture and no Section 83(b) Election is filed, the optionee will not be taxable upon exercise, but instead will have ordinary income, on the date the restrictions lapse, in an amount equal to the difference between the amount paid for the shares under the option and their fair market value as of the date of lapse; in addition, the optionee's holding period will begin on the date of lapse.

    Whether or not the shares are subject to a substantial risk of forfeiture, the amount of ordinary income taxable to an optionee who was an employee at the time of grant constitutes "supplemental wages" subject to withholding of income and employment taxes by the Company, and the Company receives a corresponding income tax deduction.

    SALE OF OPTION SHARES. Upon sale, other than to the Company, of shares acquired under an NSO, an optionee generally will recognize capital gain or loss to the extent of the difference between the sale price and the optionee's tax basis in the shares, which will be long-term gain or loss if the employee's holding period in the shares is more than one year. Certain lower rates apply if the shares have been held for longer periods. If stock is sold to the Company rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not necessarily equivalent to a dividend" within the meaning of the Code.

    EXERCISE WITH STOCK. If an optionee tenders Common Stock (other than statutory option stock--see above) to pay all or part of the exercise price of an NSO, the optionee will not have a taxable gain or deductible loss on the surrendered shares. Instead, shares acquired upon exercise that are equal in value to the fair market value of the shares surrendered in payment are treated as if they had been substituted for the surrendered shares, taking as their basis and holding period the basis and holding period that the optionee had in the surrendered shares. The additional shares are treated as newly acquired, are taxable to the optionee, and have a basis equal to their fair market value on the exercise date.

    If the surrendered shares are statutory option stock as described above under "Incentive Stock Options", with respect to which the applicable holding period requirements for favorable income tax treatment have not expired, then the newly acquired shares substituted for the statutory option shares should remain subject to the federal income tax rules governing the surrendered shares, but the surrender should not constitute a Disqualifying Disposition of the surrendered stock.

SPECIAL FEDERAL INCOME TAX CONSIDERATION DUE TO SHORT SWING PROFIT RULE

    The potential liability of a person subject to Section 16 of the Exchange Act of 1934 to repay short-swing profits from the resale of shares acquired under a Company plan constitutes a "substantial risk of forfeiture" within the meaning of the above-described rules, which is generally treated as lapsing at such time as the potential liability under Section 16 lapses. Persons subject to Section 16 who would be required by Section 16 to repay profits from the immediate resale of stock acquired under a Company plan should consider whether to file a Section 83(b) Election at the time they acquire stock under a Company plan in order to avoid deferral of the date they are deemed to acquire shares for federal income tax purposes.

PLAN BENEFITS

    The following table shows the number of shares of Common Stock issuable upon exercise of options granted to the named groups under the Stock Plan during the fiscal year ended December 31, 1997.

NAME AND POSITION                                                         NUMBER OF OPTIONS(1)
------------------------------------------------------------------------  --------------------
John P. Davis,
  President and Chief Executive Officer.................................           --
William A. Boeger,
  President, Chief Executive Officer and Chairman.......................          195,000
Howard B. Urnovitz,
  Chief Science Officer.................................................          150,000
John J. DiPietro,
  Chief Operating Officer, Chief Financial Officer, Vice President of
  Finance and Secretary.................................................           80,000
Executive Group.........................................................          425,000
Non-Executive Director Group............................................          100,000
Non-Executive Officer Employee Group....................................           --

------------------------

(1) All options granted at fair market value as of the date of grant.

APPROVAL REQUIRED

    Approval of Proposal 3 requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company represented and voting at the Annual Meeting.

    THE BOARD RECOMMENDS A VOTE FOR THE AMENDMENT OF THE 1991 INCENTIVE STOCK PLAN. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE IN THEIR PROXIES.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                  (PROPOSAL 4)

    The Board recommends that the stockholders ratify the Board's appointment of the accounting firm of KPMG Peat Marwick LLP as independent auditors to audit the financial statements of the Company. The firm has conducted the audits for the Company for many years and is considered by management of the Corporation to be well qualified.

    Representatives from KPMG Peat Marwick LLP are expected to be at the Annual Meeting and to be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions raised during the meeting.

APPROVAL REQUIRED

    Approval of Proposal 4 requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company represented and voting at the Annual Meeting.

    THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE IN THEIR PROXIES.

                                 OTHER MATTERS

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR INCLUSION IN THE COMPANY'S
  PROXY STATEMENT FOR THE 1999 ANNUAL MEETING

    Under the rules of the Securities and Exchange Commission, stockholder proposals submitted for next year's Proxy Statement must be received by the Company no later than the close of business on May 17, 1999, to be considered. Proposals should be addressed to John J. DiPietro, Secretary, Calypte Biomedical Corporation, 1440 Fourth Street, Berkeley, California 94710.

OTHER INFORMATION

    The Company does not know of any matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the meeting or other matters incident to the conduct of the meeting. As to any other matter or proposal that may properly come before the meeting, including voting for the election of any person as a director in place of a nominee named herein who becomes unable to serve or for good cause will not serve and voting on a proposal omitted from this Proxy Statement pursuant to the rules of the Securities and Exchange Commission, it is intended that proxies received will be voted in accordance with the discretion of the proxy holders.

By order of the Board of Directors,

       [LOGO]

John J. DiPietro
SECRETARY

Berkeley, California
September 28, 1998

                                                                      APPENDIX A

                         CALYPTE BIOMEDICAL CORPORATION

                             1991 STOCK OPTION PLAN
                                  (AS AMENDED)

    1. PURPOSES OF THE PLAN. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business.

    Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Board and as reflected in the terms of the written option agreement.

    2.  DEFINITIONS.  As used herein, the following definitions shall apply:

        (a) "Board" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

        (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (c) "Committee" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

        (d) "Common Stock" shall mean the Common Stock of the Company.

        (e) "Company" shall mean Calypte Biomedical Corporation, a Delaware corporation.

        (f) "Consultant" shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services, and any director of the Company who is not an Employee whether compensated for such services or not; provided that if and in the event the Company registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the term Consultant shall thereafter not include directors who are not compensated for their services or are paid only a director's fee by the Company.

        (g) "Continuous Status as an Employee or Consultant" shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

        (h) "Employee" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the company.

        (i) "Incentive Stock option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

        (j) "Nonstatutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

        (k) "Option" shall mean a stock option granted pursuant to the Plan.

        (l) "Optioned Stock" shall mean the Common Stock subject to an Option.

        (m) "Optionee" shall mean an Employee or Consultant who receives an Option.

        (n) "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

        (o) "Plan" shall mean this 1991 Stock Option Plan.

        (p) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

        (q) "Subsidiary" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

    3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 3,740,992 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. Shares issued under the Plan and later repurchased by the Company shall also become available for future grant or sale under the Plan.

    4.  ADMINISTRATION OF THE PLAN.

        (a) Procedure. The Plan shall be administered by the Board of Directors of the Company.

           (i) Subject to subparagraph (ii), the Board of Directors may appoint a committee consisting of not less than two members of the Board of Directors to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. Members of the Board who are either eligible for Options or have bean granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting of an option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of Options to him.

           (ii) Notwithstanding the foregoing subparagraph (i), if the Company registers any class of any equity security pursuant to Section 12 of the Exchange Act, from the effective date of such registration until six months after the termination of such registration, any grants of Options to officers or directors shall only be made by the Board of Directors; provided, however, that if a majority of the Board of Directors is eligible to participate in this Plan or any other stock option or other stock plan of the Company or any of its affiliates, or has been eligible at any time during the prior one-year period (or, if shorter, the period following the initial registration of the Company's equity securities under Section 12 of the Exchange Act), any grants of Options to directors must be made by, or only in accordance with the recommendation of, a Committee consisting of three or more persons, who may but need not be directors or employees of the Company, appointed by the Board of Directors and having full authority to act in the matter, none of whom is eligible to participate in this Plan or any other stock option or other stock plan of the Company or any of its affiliates, or has been eligible at any time during the prior one-year period (or, if shorter, the period following the initial registration of the Company's equity securities under Section 12 of the Exchange Act). Any Committee administering the Plan with respect to grants to officers who are not also directors shall conform to the requirements of the preceding sentence. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. (iii) Subject to the foregoing subparagraphs (i) and
       (ii), from time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

        (b) Powers of the Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options or Nonstatutory Stock Options; (ii) to determine, upon review of relevant information and in accordance with
    Section 8(b) of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Option; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (viii) to defer (with the consent of the Optionee) the exercise date of any Option, consistent with the provisions of Section 5 of the Plan; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

        (c) Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding and all Optionees and any other holders of any Options granted under the Plan.

    5.  ELIGIBILITY.

        (a) Nonstatutory Stock Options may be granted only to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

        (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate fair market value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company, its Parent or Subsidiaries) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options.

        (c) For purposes of Section 5(b), Options shall be taken into account in the order in which they were granted, and the fair market value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

        (d) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time, with or without cause.

    6. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of the Plan.

    7. TERM OF OPTION. The term of each option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Option granted to an optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, if the Option is an Incentive Stock Option, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Incentive Stock Option Agreement.

    8.  EXERCISE PRICE AND CONSIDERATION.

        (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

           (i) In the case of an Incentive Stock Option

               (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant;

               (B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

           (ii) In the case of a Nonstatutory Stock Option

               (A) granted to a person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of the grant;

               (B) granted to any other person, the per Share exercise price shall be no less than 85% of the fair market value per Share on the date of grant. For purposes of this Section 8(a), in the event that an Option is amended to reduce the exercise price, the date of grant of such Option shall thereafter be considered to be the date of such amendment.

        (b) The fair market value shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices (or the closing price per share if the Common Stock is listed on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System) of the Common Stock for the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the NASDAQ System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in the Wall Street Journal.

        (c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, promissory note, other Shares of Common Stock which (i) either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Sections 408 and 409 of the California General Corporation Law. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company (Section 315(b) of the California General Corporation Law).

    9.  EXERCISE OF OPTION.

        (a) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. In the event that the exercise of an Option is treated in part as the exercise of an Incentive Stock Option and in part as the exercise of a Nonstatutory Stock Option pursuant to Section 5(b), the Company shall issue a separate stock certificate evidencing the Shares treated as acquired upon exercise of an Incentive Stock Option and a separate stock certificate evidencing the Shares treated as acquired upon exercise of a Nonstatutory Stock Option, and shall identify each such certificate accordingly in its stock transfer records. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

        (b) TERMINATION OF STATUS AS AN EMPLOYEE OR CONSULTANT. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant (as the case may be), such Optionee may, but only within three
    (3) months (or such shorter period of time as is determined by the Board and specified in the Option Agreement) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

        (c) DISABILITY OF OPTIONEE. Notwithstanding the provisions of Section 9 (b) above, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within six (6) months from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

        (d) DEATH OF OPTIONEE. Notwithstanding the provisions of Section 9(b) above, in the event of the death of an Optionee:

           (i) during the term of the Option who is at the time of his death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within six (6) months following the date of termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the right to exercise had accrued as of the date of death of the Optionee; or

           (ii) within thirty (30) days after the termination of Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

    10. NON-TRANSFERABILITY OF OPTIONS. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

    11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

    12. TIME OF GRANTING OPTIONS. The date of grant of an Option shall unless otherwise fixed by the Board, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

    13.  AMENDMENT AND TERMINATION OF THE PLAN.

        (a) AMENDMENT AND TERMINATION. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the shareholders of the Company in the manner described in Section 17 of the Plan:

           (i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11 of the Plan;

           (ii) any change in the designation of the class of persons eligible to be granted Options; or

           (iii) if the Company has a class of equity securities registered under Section 12 of the Exchange Act at the time of such revision or amendment, any material increase in the benefits accruing to participants under the Plan.

        (b) SHAREHOLDER APPROVAL. If any amendment requiring shareholder approval under Section 13(a) of the Plan is made subsequent to the first registration of any class of equity securities by the Company under Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in Section 17 of the Plan.

        (c) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

    14. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

    15. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    16. OPTION AGREEMENT. Options shall be evidenced by written option agreements in such form as the Board shall approve.

    17.  SHAREHOLDER APPROVAL.

        (a) continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted.

        (b) If and in the event that the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act, any required approval of the shareholders of the Company obtained after such registration shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

        (c) if any required approval by the shareholders of the Plan itself or of any amendment thereto is solicited at any time otherwise than in the manner described in Section 17(b) hereof, then the Company shall, at or prior to the first annual meeting of shareholders held subsequent to the later of (1) the first registration of any class of equity securities of the Company under Section 12 of the Exchange Act or (2) the granting of an option hereunder to an officer or director after such registration, do the following:

           (i) furnish in writing to the holders entitled to vote for the Plan substantially the same information which would be required (if proxies to be voted with respect to approval or disapproval of the Plan or amendment were then being solicited) by the rules and regulations in effect under
       Section 14(a) of the Exchange Act at the time such information is furnished; and

           (ii) file with, or mail for filing to, the Securities and Exchange Commission four copies of the written information referred to in subsection (i) hereof not later than the date on which such information is first sent or given to shareholders.

    18. INFORMATION TO OPTIONEES. The Company shall provide to its security holders financial statements at least annually. The Company shall not be required to provide such information to key employees whose duties in connection with the Company assure their access to equivalent information.

              [LOGO]

1440 FOURTH STREET
BERKELEY, CALIFORNIA 94710

September 28, 1998

Dear Calypte Stockholder:

    Enclosed is the 1997 Annual Report for Calypte Biomedical Corporation along with Proxy material for the 1998 Annual Meeting which will be held on October 26, 1998 beginning at 9:00 a.m. local time at the administrative offices of Calypte, located at 1265 Harbor Bay Parkway, Alameda, California.

    Two of the proposals which have been submitted for stockholder approval at this year's meeting include (1) a proposal to amend the Company's Restated Certificate of Incorporation to authorize for issuance an additional 10,000,000 shares of Common Stock and (2) a proposal to amend the 1991 Incentive Stock Plan to increase by 1,000,000 the number of shares of Common Stock reserved for issuance.

    Item 1 above relates to increasing the number of shares authorized for issuance. The Company considers it advisable to have additional authorized but unissued shares of Common Stock available to allow the Company to act promptly with respect to possible acquisitions, financings, issuances under the Company's employee benefit plans and for other corporate purposes approved by the Board. Having additional authorized shares of Common Stock available for issuance would give the Company greater flexibility and allow shares of Common Stock to be issued for the above mentioned purposes.

    Item 2 above relates to stock options. A key element in attracting new employees and retaining existing employees has been the grant of stock options. By making employees part-owners of the business, management believes that the Company realizes enhanced productivity since employees benefit directly from corporate performance and profitability. Since competition for talented employees is intense in the biotechnology industry, the Board of Directors believes that the approval of this proposal is essential to the Company's ability to provide the incentives to new and existing employees necessary to maintain and grow the Company's business.

    Passage of these proposals is important to the Company's ability to succeed in this demanding marketplace.

    I urge you to review all of the proposals in the Proxy Statement carefully and I solicit your support for the Board's recommendations on each of these proposals.

Sincerely,

         [SIGNATURE]

William A. Boeger
PRESIDENT & CHIEF EXECUTIVE OFFICER

                       CALYPTE BIOMEDICAL CORPORATION
                             1440 FOURTH STREET
                         BERKELEY, CALIFORNIA 94710

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints WILLIAM A. BOEGER and JOHN J. DIPIETRO, and each of them, with full power of substitution, as the proxy or proxies of the undersigned to vote all shares of Common Stock of Calypte Biomedical Corporation which the undersigned is entitled to vote at the annual meeting of stockholders of Calypte Biomedical Corporation to be held at 1265 Harbor Bay Parkway, Alameda, California 94502 on October 26, 1998, at 9:00 a.m. local time, and at any adjournments or postponements thereof, with all powers that the undersigned would have if personally present thereat:

                           (CONTINUED ON OTHER SIDE)


                            FOLD AND DETACH HERE

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4.

                                               --- Please mark your
                                                X  votes as indicated
                                               --- in this example


1.  Election of Directors

William A. Boeger; Howard B. Urnovitz, Ph.D.; David Collins; Paul Freiman; Julius R. Krevans, M.D.; Mark Novitch, M.D.; Zafar Randawa, Ph.D.
(The Board of Directors recommends a vote FOR.)

FOR all nominees (except as marked to the contrary below)__

WITHHOLD AUTHORITY to vote for all nominees listed below __

This proxy will be voted in the election of directors in the manner described in the proxy statement for the 1998 annual meeting of stockholders. (INSTRUCTION: To withhold authority to vote for one or more individual nominees, write such name or names in the space provided to the right.)__________________

2. Proposal to amend the Company's Restated Certificate of Incorporation increasing the number of shares of the Company's Common Stock authorized for issuance from 20,000,000 to 30,000,000 shares. (The Board of Directors recommends a vote FOR.)

            FOR                 AGAINST                     ABSTAIN

            ----                  -----                       -----

3. Proposal to amend the 1991 Incentive Stock Plan to increase by 1,000,000 the number of shares of Common Stock reserved for issuance thereunder. (The Board of Directors recommends a vote FOR.)

            FOR                 AGAINST                     ABSTAIN

            ----                  -----                       -----

4. Proposal to ratify the appointment by the Board of Directors of KPMG Peat Marwick LLP as independent auditors to audit the financial statements of the Company and its consolidated subsidiaries for the fiscal year ending December 31, 1998. (The Board of Directors recommends a vote FOR.)

            FOR                 AGAINST                     ABSTAIN

            ----                  -----                       -----

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournments or postponements thereof.


Dated:                       , 1998
        --------------------


---------------------------------------------
Signature of Stockholder


---------------------------------------------
Signature if held jointly

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                            FOLD AND DETACH HERE